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                                                             EXHIBIT 11

                           NINE WEST GROUP INC. AND SUBSIDIARIES
                             COMPUTATION OF EARNINGS PER SHARE
                           (in thousands except per share data)

                                                       13 weeks ended      26 weeks ended
                                                     August 3   July 29  August 3   July 29
                                                         1996   1995 (1)     1996   1995 (1)
                                                      -------   -------   -------  --------
PRIMARY EARNINGS PER SHARE
 Computation for Statement of Income:
  Net income available for common stock               $25,968   $ 3,024   $41,018   $17,074
                                                      =======   =======   =======   =======
  Shares:
    Weighted average number of common
      shares outstanding                               35,656    34,923    35,529    34,866
    Add: Net effect of dilutive stock options
      based on the treasury stock method                1,267         -     1,226         -
                                                      -------   -------   -------   -------
    Weighted average number of shares outstanding
      including common stock equivalents               36,923    34,923    36,755    34,866
                                                      =======   =======   =======   =======
  Primary earnings per share, as adjusted             $  0.70   $  0.09   $  1.12   $  0.49
                                                      =======   =======   =======   =======
ADDITIONAL PRIMARY COMPUTATION
  Net income available for common stock                         $ 3,024             $17,074
                                                                =======             =======
  Shares:
    Weighted average number of common
     shares outstanding                                          34,923              34,866
    Add: Net effect of dilutive stock options
      based on the treasury stock method                            659                 318
                                                                -------             -------
    Weighted average number of shares outstanding
      including common stock equivalents                         35,582              35,184
                                                                =======             =======
  Primary earnings per share, as adjusted                       $  0.08             $  0.49
                                                                =======             =======
FULLY DILUTED EARNINGS PER SHARE
 Computation for Statement of Income:
  Reconciliation of net income to amount used for
    fully diluted computation in Statement of Income:
     Income per primary calculation above             $25,968             $41,018
     Add: Interest on 5.5% convertible
       debentures, net of tax effect                      702                 702
                                                      -------             -------
       Adjusted net income                            $26,670             $41,720
                                                      =======             =======
Reconciliation of weighted average common
  shares outstanding to amount used for fully
  diluted computation in Statement of Income:
    Weighted average number of common shares
      outstanding                                      35,656              35,529
    Add: Weighted average shares issuable from
      assumed exercise of 5.5% convertible debentures   1,310                 655
    Net effect of dilutive stock options based on
     the treasury stock method                          1,352               1,757
                                                      -------             -------
       Fully diluted shares                            38,318              37,941
                                                      =======             =======
  Fully diluted earnings per share                    $  0.70             $  1.10
                                                      =======             =======

(1)  Fully diluted earnings per common and common equivalent share are equal to primary earnings per share for the 1995 periods.
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